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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                           DA CONSULTING GROUP, INC.

                                  ARTICLE ONE

          DA Consulting Group, Inc., a Texas corporation (the "Company"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts these Amended and Restated Articles of Incorporation, which accurately copy the Articles of Incorporation of the Company and all amendments thereto in effect on the date hereof, as further amended by these Amended and Restated Articles of Incorporation as hereinafter set forth, and contain no other change in any provisions thereof.

                                  ARTICLE TWO

          The Articles of Incorporation of the Company are amended by these Amended and Restated Articles of Incorporation as follows:

          The amendments made by these Amended and Restated Articles of Incorporation (the "Amendments") alter or restate Articles One through Twelve and delete Article Thirteen of the Articles of Incorporation. The full text of each provision altered or added is as set forth in Article Five hereof.

                                 ARTICLE THREE

          The Amendments have been effected in conformity with the provisions of the Texas Business Corporation Act, and the Amended and Restated Articles of Incorporation were duly adopted by a majority of the shareholders of the Company pursuant to a written consent effective _____________ , 1997.

                                 ARTICLE FOUR

          On that date there were ______ shares of Common Stock outstanding, all
of which were entitled to vote on the Amendments.   ______ shares of Common
Stock were voted in favor of the Amendments.

                                 ARTICLE FIVE

          The Articles of Incorporation of the Company filed with the Secretary of State of the State of Texas on November 22, 1993, as amended on May 16, 1996, are hereby superseded by the following Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof as amended hereby:
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                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                           DA CONSULTING GROUP, INC.


                                  ARTICLE ONE

          The name of the corporation is DA Consulting Group, Inc.

                                  ARTICLE TWO

          The period of its duration is perpetual.

                                 ARTICLE THREE

          The purpose or purposes for which the corporation is organized is to engage in the transaction of all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                 ARTICLE FOUR

          The aggregate number of shares that the corporation shall have the authority to issue is 50,000,000 shares, consisting of 40,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

          The descriptions of the different classes of capital stock of the corporation and the preferences, designations, relative rights, privileges and powers, and the restrictions, limitations and qualifications thereof, are as follows:

                                  Division A

          The shares of Preferred Stock may be divided into and issued in one or more classes or series, the relative rights and preferences of which classes or series may vary in any and all respects. The board of directors of the corporation is hereby vested with the authority to establish classes or series of Preferred Stock by fixing and determining all the preferences, limitations and relative rights of the shares of any class or series so established, to the extent not provided for in these Articles of Incorporation or any amendment hereto, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series below the number of
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shares within such series that is then issued. The authority of the board of directors with respect to each such series shall include, but not be limited to, determination of the following:

          (1) the distinctive designation and number of shares of that series;

          (2) the rate of dividend, if any, (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such shares of that series to dividends payable on any other class or series of capital stock of the corporation;

          (3) the nature of the dividend payable, if any, with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

          (4) whether shares of that series shall be subject to redemption (including sinking fund provisions), and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

          (5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the corporation;

          (6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

          (7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

          (8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

          (9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

          (10) any other repurchase obligations of the corporation, subject to any limitations of applicable law; and
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          (11) notwithstanding their failure to be included in (1)  through
(10) above, any other designations, preferences, limitations or relative rights of shares of that series.

          Any of the designations, preferences, limitations or relative rights (including the voting rights) of any series of Preferred Stock may be dependent on facts ascertainable outside these Articles of Incorporation.

          Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the preferences, limitations and relative rights of such series.

                                  Division B

          1. Dividends. Dividends may be paid on the Common Stock out of funds legally available for such purpose subject to the rights of all outstanding shares of capital stock ranking senior to the Common Stock in respect of dividends.

          2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of capital stock ranking senior to the Common Stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its shareholders.

          3. Voting Rights. The holders of the Common Stock shall be entitled to one vote per share for all purposes upon which such holders are entitled to vote.

                                  Division C

          1. No Preemptive Rights. No shareholder of the corporation shall by reason of his holding shares of any class have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares of any class of the corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe to or acquire shares of any class now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such shareholder, and the board of directors may issue or authorize the issuance of shares of any class, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe to or acquire shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

          2. Share Dividends. Subject to any restrictions in favor of any series of Preferred Stock provided in the relative rights and preferences of such series, the corporation may pay a
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share dividend in shares of any class or series of capital stock of the corporation to the holders of shares of any class or series of capital stock of the corporation.

          3. No Cumulative Voting. Cumulative voting for the election of directors is expressly prohibited as to all shares of any class or series.

                                 ARTICLE FIVE

          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of any tangible or intangible benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation.

                                  ARTICLE SIX

        The street address of the corporation's registered office is 5847 San Felipe Rd., Suite 3700, Houston, Texas 77057, and the name of its registered agent at such address is Nicholas H. Marriner.

                                 ARTICLE SEVEN

          1. Number and Term of Directors. The number of directors shall be fixed by, or in the manner provided by, the bylaws of the corporation. The directors shall be divided into three classes as nearly equal in number as possible and one class shall be elected at each annual meeting of shareholders to hold office for a three-year term. The three classes shall be distinguished as follows: "Class A" directors shall serve for a term to expire at the 2001 annual meeting of shareholders, "Class B" directors shall serve for a term to expire at the 2000 annual meeting of shareholders and "Class C" directors shall serve for a term to expire at the 1999 annual meeting of shareholders. The number of directors constituting the current board of directors is five, and the names, classes of directorships held and addresses of such persons constituting the board of directors, who are to serve until their successors are elected and qualified are as follows:


        Name               Class                    Address
        ----               -----                    -------

Ms. Virginia Pierpont      _____    5847 San Felipe Plaza, Suite 3700, Houston,
                                    TX 77057

Mr. Nigel Curlet           _____    5847 San Felipe Plaza, Suite 3700, Houston,
                                    TX 77057

Mr. Gunther Fritze         _____    5847 San Felipe Plaza, Suite 3700, Houston,
                                    TX 77057
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        Name               Class               Address
        ----               -----               -------

Mr. Richard Thatcher       _____    5847 San Felipe Plaza, Suite 3700, Houston,
                                    TX 77057

Mr. Nicholas H. Marriner   _____    5847 San Felipe Plaza, Suite 3700, Houston,
                                    TX 77057


     2. Removal of Directors. No director of the Company shall be removed from such office by vote or other action of the shareholders of the Company or otherwise, except by the affirmative vote of holders of at least a majority of the then outstanding Voting Stock (as defined below), voting together as a single class. The term "Voting Stock" shall mean all outstanding shares of all classes and series of capital stock of the Company entitled to vote generally in the election of directors of the Company, considered as one class; and, if the Company shall have shares of Voting Stock entitled to more or less than one vote for any such share, each reference in these Articles of Incorporation to a proportion or percentage of Voting Stock shall refer to that proportion or percentage of the total number of votes entitled to be cast by the holders of the then outstanding Voting Stock. No director of the Company shall be removed from such office, except for cause, which shall be deemed to exist only if: (i) such director has been convicted, or such director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction (and such conviction is no longer subject to direct appeal); (ii) such director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) to have been grossly negligent or guilty of willful misconduct in the performance of his duties to the Company in a matter of substantial importance to the Company; (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to perform as a director of the Company; or (iv) such director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) to have breached such director's duty of loyalty to the Company or its shareholders or to have engaged in any transaction with the Company from which such director derived an improper personal benefit. No director of the Company so removed may be nominated, re-elected or reinstated as a director of the Company so long as the cause for removal continues to exist. This paragraph shall be subject to the rights, if any, of holders of any class or series of stock to elect directors and remove directors elected by them.

                                 ARTICLE EIGHT

     A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for: (1) a breach of a director's duty of loyalty to the corporation or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of that director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
(3) a transaction from which a director received an improper personal benefit, whether or not the benefit resulted from an action taken
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within the scope of the director's office; or (4) an act or omission for which the liability of a director is expressly provided for by an applicable statute.

     If the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act (the "TBCA") is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any repeal or modification of this article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                 ARTICLE NINE

     All actions of the shareholders must be taken at an annual or special meeting of shareholders; provided, however, that any action by such shareholders may be taken by majority consent in accordance with the Texas Business Corporation Act.

                                  ARTICLE TEN

     The vote of shareholders required for approval of any amendment of these Amended and Restated Articles of Incorporation of the Company for which the TBCA requires a shareholder vote, shall be (in the absence of any greater vote required by the TBCA) the affirmative vote of the holders of a majority of the outstanding Voting Stock entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of outstanding shares constituting a majority of the votes entitled to be cast within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding Voting Stock otherwise entitled to vote thereon.

                                ARTICLE ELEVEN

     Special meetings of shareholders may be called by the corporation's chairman of the board, the president or a majority of the board of directors. Subject to the provisions of the corporation's bylaws governing special meetings, holders of not less than 50% of the outstanding shares of stock entitled to vote at the proposed special meeting may also call a special meeting of shareholders by furnishing the corporation a written request which states the purpose or purposes of the proposed meeting in the manner set forth in the bylaws.

                                ARTICLE TWELVE

     Except to the extent such power may be modified or divested by action of shareholders representing a majority of the issued and outstanding Voting Stock of the Company, the power to alter, amend or repeal the Bylaws of the Company shall be vested in the Board of Directors.
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     EXECUTED AND EFFECTIVE this ___ day of ______________, 1997.


                                 DA CONSULTING GROUP, INC.



                                 By: ____________________________
                                     Mr. Nicholas H. Marriner
                                     President